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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  May 30, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


        Delaware                 1-2691                  13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                            (817) 963-1234
                    (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) is filing herewith a press release issued by American on May 30, 2001 as Exhibit 99.1 which is included herein. This press release was issued in response to the Association of Professional Flight Attendants' (APFA) rejection of the National Mediation Board's proffer of binding arbitration to resolve the remaining contract issues of the APFA.



Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release

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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary





Dated:  May 31, 2001


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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

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                                                Exhibit 99.1


                              Contact:  Corporate Communications
                                     Fort Worth, Texas
                                     817-967-1577


FOR RELEASE: Wednesday, May 30, 2001


   AMERICAN AIRLINES DISAPPOINTED IN FLIGHT ATTENDANTS' UNION
                    REJECTION OF ARBITRATION
   Company Does Not Anticipate Service Disruptions; Willing to
   Resume Mediated Talks in Effort to Reach Resolution Quickly


     FORT WORTH, Texas - American Airlines today released the following statement in response to the Association of Professional Flight Attendants' (APFA) rejection of the National Mediation Board's (NMB) proffer of binding arbitration to resolve the remaining issues surrounding a new contract for the airline's 23,000 flight attendants:
     "We are disappointed the APFA did not join us in accepting the NMB's proffer of binding arbitration. We believe that doing so would have resulted in a fair and fast resolution of the few remaining open issues with the APFA and allowed both parties to give flight attendants the industry-leading contract package they deserve.
     Although we have been unable to conclude an agreement with the APFA during formal mediation, we expect the NMB will call both parties back to the table soon. We are prepared to meet at any time or place and to do the hard work necessary to reach an agreement on a new contract. We believe that a negotiated settlement is the best outcome for our flight attendants, our customers and the airline.
     We want to assure our customers that we do not anticipate any disruption in service and that we will continue working to reach a settlement during a 30-day cooling-off period. The Bush Administration has pledged not to permit a strike to occur at any major airline this year, in order to avoid disruption of the economy. In fact, the Administration intervened in the dispute between Northwest Airlines and its mechanics to avoid a strike, and was prepared to do so in the Delta pilot talks.
                            - more -

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APFA Rejects Arbitration
May 30, 2001
Page 2


     American Airlines remains committed to providing its flight attendants with an industry-leading contract package, and currently has such a package on the table with the APFA. As a guarantee that this settlement package provides our flight attendants with the best contract package in the industry, we have renewed our offer to the APFA to sign any other flight attendant deal in the industry - cover to cover - if the APFA believes our contract offer is not the best in the industry.
     During the most recent round of mediated discussions, which were held May 21-23 in Kansas City, Mo., the airline presented a comprehensive settlement offer to the APFA that represents the best overall flight attendant contract package in the industry. American's offer included:
- A 21.6 percent pay scale increase compounded over the six-year life of the contract (the first tentative agreement was also a six-year deal);
- Five percent of earnings for the period 11/01/98 through 12/31/99 (payable as a one-time, lump sum payment);
- A three percent signing bonus (3% of wages earned in the period from 7/1/2000 through 6/30/2001);
-    Profit sharing as a stand alone component of compensation
     (the five-year average annual payout from 1996-2000 is 6.2 percent);
-    Holiday pay for the first time; and
- Top-of-the-industry retirement benefits and crew rest accommodations on international flights.


                            - more -

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APFA Rejects Arbitration
May 30, 2001
Page 3


     The APFA's contract with American became amendable in November, 1998. The parties reached their first tentative agreement in May of 1999, but that agreement was not ratified by flight attendants. After the APFA put a new negotiating committee in place and elected new national officers, the talks began again in March of 2000. American petitioned for mediation seven months later to keep the talks progressing."
                               ###

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